                                                                    Exhibit 99.1

                                     WICOR

                            COMMON SHAREHOLDER PROXY

     The undersigned hereby appoints George E. Wardeberg and Joseph P. Wenzler, and each of them, as proxy with the power of substitution (to act by a majority present or if only one acts then by that one) to vote for the undersigned as indicated on the reverse side and in their discretion on such other matters as may properly be considered at the Special Meeting of Shareholders of WICOR, Inc. to be held Wednesday, October 27, 1999, at 1:30 P.M., at the Midwest Express Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin, and at any adjournments or postponements thereof.

     The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" Proposal 1, and in the discretion of the proxies on any other items of business as may properly arise at the meeting.

     Please mark, date and sign on the reverse side exactly as name appears and return in the enclosed postage-paid envelope. If shares are held jointly, each shareholder named should sign. If signing as attorney, administrator, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING
               OF SHAREHOLDERS OF WICOR, INC., OCTOBER 27, 1999.

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                              FOLD AND DETACH HERE

     Below is a map of downtown Milwaukee showing the location of the Midwest Express Center as well as several of the parking facilities nearby. We suggest that you enter the Midwest Express Center at the southeast corner of the facility (the corner of West Wisconsin Avenue and North 4th Street) to avoid congestion from the ongoing construction.

                                     [Map]
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PROXY                                                         Please mark
                                                             your votes as   X
                                                              indicated in
                                                              this example
                                     WICOR

--------------------------------------------------------------------------------
            The Board of Directors recommends a vote FOR Proposal 1
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1.  Approval of the Agreement and Plan of Merger, dated as of June 27, 1999, as amended as of September 9, 1999, providing for the merger of CEW Acquisition, merger of CEW Acquisition, Inc., a wholly-owned subsidiary of Wisconsin Energy Corporation, with WICOR, Inc., pursuant to which the outstanding shares of WICOR common stock will be converted into the right to receive cash, shares of Wisconsin Energy common stock, or a combination of cash and shares of Wisconsin Energy common stock. Energy common stock.

                          FOR     AGAINST     ABSTAIN

                          [_]       [_]         [_]

2. In their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                      Please check this box if you plan to   [_]
                                           attend the annual meeting.

                               This Proxy is Solicited by the Board of Directors

Signature                      Signature                      Date
         --------------------           --------------------      --------------
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                             FOLD AND DETACH HERE

                                     WICOR


              Admission Ticket for Special Meeting of Shareholders
              ----------------------------------------------------

Please admit the following shareholder to the Special Meeting:

Name of Shareholder:      ----------------------------------------

Address of shareholder:   ----------------------------------------

                          ----------------------------------------

Account Number            ----------------------------------------
(copy from proxy card)

Instructions:
------------

1. Please vote by completing, signing and mailing the attached proxy card. Detach the proxy card from this Admission Ticket and mail it in the enclosed postage-paid return envelope.

2. If you plan to attend the Special Meeting, please complete this Admission Ticket and bring it with you to the meeting. DO NOT MAIL THIS ADMISSION TICKET WITH YOUR PROXY CARD.

3. Parking is available at several locations near the Midwest Express Center at a reasonable cost. See the reverse side of this Admission Ticket for a map showing the location of the Midwest Express Center as well as some of the nearby parking facilities.

     Meeting Date:        October 27, 1999

     Meeting Time:        1:30 p.m., local time

     Meeting Location:    Midwest Express Center
                          400 West Wisconsin Avenue
                          Milwaukee, Wisconsin